EXHIBIT 5.1
                                 (9)

(Letterhead of Law Offices of Jeffrey D. Marks, Esq., P.C.)

May 19, 2000

Vertex Interactive, Inc.
23 Carol Street
Clifton, New Jersey 07014

	RE:	Form S-8 Registration Statement
Vertex Interactive, Inc.

Ladies and Gentlemen:

At your request, I have examined the form of Registration Statement
No. 33-____________________, which you are filing with the Securities and Exchange Commission on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 2,066,691 shares of your Common Stock (the "Stock") issuable pursuant to your Agreement with Strategic Growth International, Inc. dated January 24, 2000, your Agreement with bcBlueprint dated January 25, 2000, your Retainer Agreement with the Law offices of Jeffrey
D. Marks, Esq. P.C. dated February 28, 2000, your Agreement with the Law offices of Jeffrey D. Marks, Esq. P.C. dated May 4, 2000, your Agreement with Kirby Simmonds International dated January 14, 2000, your Directors Option Agreements dated January 3, 2000 and your Employees Option Agreements with Nicholas R. Toms and Hugo Biermann dated January 3, 2000.

	In rendering the following opinion, I have examined and relied only upon the documents and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

1.	Certificate of Incorporation of the Company, as amended to date;

2.	Bylaws of the Company, as amended to date;

3.	Certified Resolutions adopted by the Board of Directors of the
        Company authorizing the Plan and the issuance of stock;

4.	The Registration Statement; and

5.	The form of Plans.
                                 (10)

I have not undertaken, nor do I intend to undertake, any independent investigation beyond any such documents and records, or to verify the adequacy or accuracy of such documents and records.

Based on the foregoing, it is my opinion that the Stock to be issued under the Plans, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Plans in the form referred to herein, when issued under the Plans, will be duly and validly authorized, fully paid and non-assessable.

I express no opinion as to the compliance with the securities or "blue sky" laws of any State in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any State or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of New Jersey and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other person, and (iv) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning matters not specifically set forth above.

By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

                        Very truly yours,

                        LAW OFFICES OF
                        JEFFREY D. MARKS, ESQ., P.C.

                        /s/ Law Offices of  Jeffrey D. Marks, Esq., P.C.
JDM/cmr
                                 (11)